Exhibit 99.1

Transphorm Enters Into Agreements to Raise $9.3 Million
From the Exercise of Existing Warrants and a Private Placement of Common Stock

GOLETA, Calif.—April 3, 2023—Transphorm, Inc. (NASDAQ: TGAN) (“Transphorm” or the “Company”), a pioneer in and global supplier of high-reliability, high-performance gallium nitride (GaN) power conversion products, announced today it has entered into agreements with certain holders of the Company’s outstanding warrants to raise $7.3 million in gross proceeds from the exercise of such warrants.

In addition, the Company announced today it has entered into securities purchase agreements to raise $2.0 million in gross proceeds from a private placement of 500,000 shares of the Company’s common stock at a price of $4.00 per share.

Pursuant to the agreements with certain holders of the Company’s outstanding warrants, the warrant holders agreed to exercise, for cash, existing warrants to purchase, in the aggregate, 1,815,848 shares of the Company’s common stock, in exchange for the Company’s agreement to lower the exercise price of the existing warrants to $4.00 per share and issue new warrants to purchase, in the aggregate, up to 2,269,810 shares of the Company’s common stock. The warrants have an exercise price of $5.00 per share and are exercisable until April 3, 2026.

Pursuant to the securities purchase agreements, the Company also agreed to issue warrants to purchase an aggregate of 250,001 shares of the Company’s common stock. The warrants have an exercise price of $5.00 per share and are exercisable until April 3, 2026.

The securities issued in the transactions have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws, and may not be resold absent registration under, or exemption from registration under, the Securities Act and such applicable state securities laws. As part of the transactions, Transphorm has agreed to file, within 30 days, a registration statement with the Securities and Exchange Commission to register the resale of the shares of common stock issued pursuant to the securities purchase agreements and the shares of common stock underlying the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Transphorm

Transphorm, Inc., a global leader in the GaN revolution, designs and manufactures high performance and high reliability GaN semiconductors for high voltage power conversion applications. Having one of the largest Power GaN IP portfolios of more than 1,000 owned or licensed patents, Transphorm produces the industry’s first JEDEC and AEC-Q101 qualified high voltage GaN semiconductor devices. The Company’s vertically integrated device business model allows for innovation at every development stage: design, fabrication, device, and application support. Transphorm’s innovations are moving power electronics beyond the limitations of silicon to achieve over 99% efficiency, 50% more power density and 20% lower system cost. Transphorm is headquartered in Goleta, California and has manufacturing operations in Goleta and Aizu, Japan.

Forward Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended). Such statements include, but are not limited to, statements relating to the expected gross proceeds from the transactions. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including but not limited to: the satisfaction of customary closing conditions; prevailing market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the sections titled “Risk Factors” in documents that Transphorm files from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Transphorm assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:
David Hanover or Jack Perkins
KCSA Strategic Communications
transphorm@kcsa.com

Company Contact:
Cameron McAulay
Chief Financial Officer
1-805-456-1300 ext. 140
cmcaulay@transphormusa.com